                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                              TALX CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                    N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                                     [LOGO]


                         NOTICE OF THE ANNUAL MEETING OF
                               THE SHAREHOLDERS OF
                                TALX CORPORATION

                                                             St. Louis, Missouri
                                                                   July 22, 2002


TO THE SHAREHOLDERS OF
TALX CORPORATION


         The Annual Meeting of the Shareholders of TALX Corporation will be held at the Ritz-Carlton of St. Louis, 100 Carondelet Plaza, St. Louis, Missouri 63105 on September 5, 2002. The meeting will begin at 2:00 p.m., St. Louis time. Only holders of record, of the Company's Common Stock at the close of business on July 5, 2002, will be entitled to vote, for the following purposes:

                  1.   To elect two directors;


                  2. To ratify the appointment of KPMG LLP as the independent auditor of the Company for the 2003 fiscal year; and

                  3. To transact such other and further business, if any, as may properly be brought the meeting or any adjournment or postponement thereof.

                                          TALX CORPORATION



                                          By:  William W. Canfield
                                               Chairman of the Board, President
                                               and Chief Executive Officer

Craig N. Cohen
Secretary


         EVEN THOUGH YOU MAY PLAN TO ATTEND THE MEETING IN PERSON, PLEASE MARK, DATE, AND EXECUTE THE ENCLOSED PROXY AND MAIL IT PROMPTLY. A POSTAGE-PAID RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                                     [LOGO]




                                TALX CORPORATION
                  1850 BORMAN COURT, ST. LOUIS, MISSOURI 63146


                                 PROXY STATEMENT

                                     FOR THE
                       ANNUAL MEETING OF THE SHAREHOLDERS
                          TO BE HELD SEPTEMBER 5, 2002
       -------------------------------------------------------------------

                  This proxy statement is furnished to the holders of Common Stock of TALX Corporation (the "Company" or "TALX") in connection with the solicitation of proxies for use in connection with the Annual Meeting of the Shareholders to be held at the Ritz-Carlton of St. Louis, 100 Carondelet Plaza, St. Louis, Missouri 63105 on September 5, 2002, at 2:00 p.m. St. Louis time, and all adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of the Shareholders. Such holders are hereinafter referred to as the "Shareholders." The Company is first mailing this proxy statement and the enclosed form of proxy to Shareholders on or about August 1, 2002.

                  Whether or not you expect to be present in person at the Annual Meeting, you are requested to complete, sign, date, and return the enclosed form of proxy. The shares represented thereby will be voted in accordance with your instructions. If you attend the meeting, you may vote by ballot. If you do not attend the meeting, your shares of Common Stock may be voted only when represented by a properly executed proxy.

                  Any person giving such a proxy has the right to revoke it at any time before it is voted by giving written notice of revocation to the Secretary of the Company, by duly executing and delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person.

                  The close of business on July 5, 2002 has been fixed as the record date for the determination of the Shareholders entitled to vote at the Annual Meeting of the Shareholders. As of the record date, 13,948,361 shares of Common Stock were outstanding and entitled to be voted at such meeting, with 134 holders of record. Shareholders will be entitled to cast one vote on all matters for each share of Common Stock held of record on the record date.


                  A copy of the Company's Annual Report to Shareholders for the fiscal year ended March 31, 2002 accompanies this proxy statement.


                  The solicitation of this proxy is made by the Board of Directors of the Company. The solicitation will be by mail and the expense thereof will be paid by the Company. In addition, proxies may be solicited by telephone, fax or other means, or personal interview, by directors, officers or regular employees of the Company.

COMMON STOCK OWNERSHIP OF DIRECTORS, NOMINEES AND OFFICERS

                  The following table sets forth information regarding the amount of the outstanding Common Stock as of July 5, 2002 beneficially owned by each director and nominee, the Chief Executive Officer and the two other most highly compensated executive officers of the Company in fiscal year 2002 (each a "Named Executive") and all of the directors and executive officers of the Company as a group:



                                                                   NUMBER OF SHARES          PERCENT OF COMMON
NAME OF BENEFICIAL OWNER                                          BENEFICIALLY OWNED       STOCK OUTSTANDING (1)
------------------------                                          ------------------       ---------------------

William W. Canfield                                                       958,422   (2)                        6.8%

Craig N. Cohen                                                             82,297   (3)                           *

Richard F. Ford                                                            29,408   (4)                           *

Craig E. LaBarge                                                           15,115   (5)                           *

Michael E. Smith                                                           67,946   (6)                           *

Eugene M. Toombs                                                           39,388   (7)                           *

M. Steve Yoakum                                                            11,906   (8)                           *

All directors and executive officers as a group                         1,204,482   (9)                        8.5%
(7 persons)

------------------
* Represents beneficial ownership of less than one percent.

(1) Percentages are determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(2) Includes 16,355 shares owned by Mr. Canfield's spouse and 158,945 shares that Mr. Canfield may acquire upon exercise of options within 60 days after July 5, 2002.

(3) Includes 48,865 shares that Mr. Cohen may acquire upon exercise of options within 60 days after July 5, 2002.

(4) Includes 4,400 shares owned by Mr. Ford's spouse and 10,892 shares Mr. Ford may acquire upon exercise of options within 60 days after July 5, 2002.

(5) Includes 1,500 shares owned by Mr. LaBarge's spouse and 10,892 shares that Mr. LaBarge may acquire upon the exercise of options within 60 days after July 5, 2002.

(6) Includes 34,741 shares that Mr. Smith may acquire upon the exercise of options within 60 days after July 5, 2002.

(7) Includes 10,892 shares that Mr. Toombs may acquire upon the exercise of options within 60 days after July 5, 2002.

(8) Includes 10,892 shares that Mr. Yoakum may acquire upon the exercise of options within 60 days after July 5, 2002.

(9) Includes 286,119 shares that may be acquired upon exercise of options within 60 days after July 5, 2002.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                  The following table sets forth certain information with respect to each person known to the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock as of July 5, 2002:


                                                        AMOUNT AND NATURE OF          PERCENT
              NAME AND ADDRESS OF BENEFICIAL OWNER      BENEFICIAL OWNERSHIP         OF CLASS(1)
              ------------------------------------      --------------------         -----------
William W. Canfield (2)                                       958,422                    6.8%
Janus Capital Corporation (3)                                 937,460                    6.7%
Longwood Investment Advisors (4)                              730,075                    5.2%


-----------------
(1) Percentages are determined in accordance with Rule 13d-3 under the Exchange Act.

(2) Mr. Canfield's address is c/o TALX Corporation, 1850 Borman Court, St. Louis, MO 63146. Includes 16,355 shares owned by Mr. Canfield's spouse, as to which he shares voting and dispositive power, and 158,945 shares that Mr. Canfield may acquire upon exercise of options within 60 days after July 5, 2002.

(3) Based on a Schedule 13G filed February 11, 2002 by Janus Capital Corporation ("Janus Capital"), on behalf of itself, Thomas H. Bailey, its Chairman, President and Chief Executive Officer, and Janus Venture Fund, a managed portfolio investment company to which Janus Capital provides investment advice. Janus Capital reports that both it and Mr. Bailey have sole voting and dispositive power over all shares, which are owned by its managed portfolios. Janus Venture Fund has sole voting and dispositive power with respect to the 865,255 shares (or 6.2%) that it beneficially owns. The address for Janus Capital, Mr. Bailey and Janus Venture Fund is 100 Fillmore Street, Suite 400, Denver, CO 80206.

(4) Based on a Schedule 13F filed March 31, 2002 by Longwood Investment Advisors. Longwood Investment Advisors address is One International Place, Suite 2401, Boston MA 02110.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                  Section 16(a) of the Exchange Act requires the Company's directors and executive officers, persons who beneficially own more than ten percent of a registered class of the Company's equity securities and certain other persons to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC"). Directors, executive officers, greater than 10 percent beneficial shareholders and such other persons are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

                  Based solely on the Company's review of the copies of such forms it has received, or written representations from certain reporting persons that no Forms 5 were required for these persons, the Company believes that all its directors, executive officers, greater than ten percent beneficial owners and such other persons complied with all filing requirements applicable to them with respect to transactions during its fiscal year ended March 31, 2002.

                            I. ELECTION OF DIRECTORS

NOMINEES AND CONTINUING DIRECTORS

                  The Board of Directors is divided into three classes, with the terms of office of each class ending in successive years. At the Annual Meeting, two directors of the Company are to be elected for terms expiring at the Annual Meeting in 2005, or until their respective successors have been elected and have qualified. Certain information with respect to the nominees for election as directors proposed by the Company and the other directors whose terms of office as directors will continue after the Annual Meeting is set forth below. Each nominee and director has served in his principal occupation for the last five fiscal years, unless otherwise indicated. Should the nominee be unable or unwilling to serve (which is not expected), the proxies (except proxies marked to the contrary) will be voted for such other person as the Board of Directors of the Company may recommend. There are no family relationships among any of the executive officers and directors.


                                                                                                          SERVED AS
                      NAME, AGE, PRINCIPAL OCCUPATION OR POSITION, OTHER DIRECTORSHIPS                 DIRECTOR SINCE
----------------------------------------------------------------------------------------------------- ------------------

TO BE ELECTED FOR A TERM ENDING IN 2005:

William W. Canfield, 63                                                                                     1986

       Mr. Canfield has been President and Chief Executive Officer since 1987 and has been Chairman of the Board of Directors since 1988. Mr. Canfield holds a Bachelor of Science degree in
       Electrical Engineering from Purdue University and an MBA degree from Washington University.

Richard F. Ford, 66                                                                                         1987

       Mr. Ford is General Partner of Gateway Associates L.P., a venture capital management firm he formed in 1984.  Mr. Ford is a director of CompuCom Systems, Inc., D&K Healthcare Resources,
       Inc. and Stifel Financial Corp.  Mr. Ford holds a Bachelor of Arts degree in Economics from
       Princeton University.

TO CONTINUE IN OFFICE UNTIL 2004:

Craig E. LaBarge, 51                                                                                        1994

       Mr. LaBarge is Chief Executive Officer and President and a director of LaBarge, Inc., a publicly held company engaged in the contract engineering and manufacture of sophisticated electronic products.  Mr. LaBarge has held the position of Chief Executive Officer and
       President since 1991. Mr. LaBarge is a director of Young Innovations, Inc.  Mr. LaBarge holds a Bachelor of Science degree from St. Louis University.

TO CONTINUE IN OFFICE UNTIL 2003:

Eugene M. Toombs, 60                                                                                        1994

       Mr. Toombs is Chairman, President and Chief Executive Officer and a director of MiTek, Inc., which is a global provider of fastening devices, software and engineering services to the building components industry.  Mr. Toombs has held the position of Chief Executive Officer since January 1, 1993. Mr. Toombs holds a Bachelor of Science Degree from Fairleigh
       Dickinson University and an Executive Education Degree from Harvard Business School.

M. Stephen Yoakum, 49                                                                                       1991

       Mr. Yoakum is the Executive Director of The Public School Retirement System of Missouri, a
       position held since June 1, 2001.  From April 1997 through May 2001, he was the Chief
       Operating Officer and a director of Rockwood Capital Advisors, L.L.C., a fixed income investment management firm managing tax-exempt assets.  From 1994 through March 1997, he was
       Executive Director of The Public School Retirement System of Missouri. Mr. Yoakum holds a
       Bachelor of Science degree in Public Administration from the University of Missouri -
       Columbia.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF MR. WILLIAM W. CANFIELD AND RICHARD F. FORD AS DIRECTORS.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

                  The Board of Directors met seven times during fiscal 2002. Each incumbent director attended at least 75% of the meetings of the Board and committees on which he served during 2002.

                  The Board of Directors has an Audit Committee and a Compensation Committee. It does not have a nominating or similar committee. The Audit Committee, of which Messrs. Ford, LaBarge (Chairman) and Yoakum are members, met five times in the past fiscal year. This committee is responsible for recommending a public accounting firm to be retained for the coming year and reviews the work to be done by such firm and the adequacy of the Company's internal controls.

                  The Compensation Committee, of which Messrs. Canfield, Ford and Toombs (Chairman) are members, establishes and oversees the compensation policies of the Company and determines executive compensation. The committee held four meetings in the past fiscal year. See "Compensation Committee Report on Executive Compensation."

DIRECTOR COMPENSATION

                  The Company pays each director a $2,000 fee for each Board meeting attended, a $500 fee for each special Board meeting attended and a $250 fee for each Committee meeting attended, plus expenses. Officers of the Company do not receive any additional compensation for serving the Company as members of the Board of Directors or any of its Committees.

                  Pursuant to the Company's Outside Directors' Stock Option Plan (the "Outside Directors' Plan"), adopted in July 1996 and amended in May 2001, each non-employee director receives on April 1 of each year an option to purchase 2,500 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the grant date. The options have a term of six years and become exercisable one year after date of grant, provided, that no option may be exercised at any time unless the participant is then an outside director and has been so continuously since the granting of the option (except as described below), and provided further that upon a Change in Control (as defined in the Outside Directors' Plan), the options will become immediately exercisable. Unexercised options will expire upon the termination of a participant's service as a director of the Company, unless such termination was by reason of death or disability or subsequent to a Change in Control, in which case the personal representative of the participant may exercise any or all of the participant's unexercised unexpired options (provided such exercise occurs within 12 months of the date of the participants' death or termination) or, in the case of a Change in Control, the participant may exercise any or all of the participant's unexercised unexpired options but not after the term of such options. A total of 145,200 shares of Common Stock have been authorized for issuance under the Outside Directors' Plan (after giving effect to all stock dividends and splits). On April 1, 2002, 10,000 options were issued pursuant to the Plan, as amended. A total of 60,160 options have been issued as of July 5, 2002, after giving effect to all stock dividends and splits. Unless earlier terminated by the Board of Directors, the Plan will terminate on July 15, 2006.

EXECUTIVE OFFICERS

                  The following sets forth certain information as of July 22, 2002 with respect to the Company's executive officers. These officers have been appointed to terms that will expire subject to their employment agreements described elsewhere herein.


                 Name                         Age                                Position
                 ----                         ---                                --------


William W. Canfield.................          63        Chairman, President and Chief Executive Officer
Craig N. Cohen......................          44        Vice President -- Application Services and Software, Chief
                                                        Financial Officer and Secretary
Michael E. Smith....................          59        Vice President -- Business Development



                  William A. Canfield, Chairman, President and Chief Executive Officer. For more information about Mr. Canfield, please see the appropriate description above under the above caption "Nominees and Continuing Directors."

                  Craig N. Cohen, Vice-President -- Application Services and Software, Chief Financial Officer and Secretary. Mr. Cohen has been Chief Financial Officer of the Company since 1994, Secretary since 1996 and Vice President -- Application Services and Software since May 1999. Prior to that, Mr. Cohen spent twelve years with KPMG LLP in a variety of positions, most recently as a Senior Manager in the Audit Department. Mr. Cohen holds a Bachelor of Science degree in Accountancy and a Masters of Accountancy degree from the University of Missouri - Columbia.

                  Michael E. Smith, Vice President -- Business Development. Mr. Smith has been Vice President -- Business Development of the Company since 1994. His primary responsibility is managing the Company's relationships with its strategic marketing alliances. Previously, from 1989 to 1994, Mr. Smith had product responsibility for the Company's minicomputer-based interactive voice response system. Mr. Smith holds a Bachelor of Science degree in Mathematics from Southeast Missouri State University.

EXECUTIVE COMPENSATION

                  Compensation Summary. The following table sets forth certain summary information for the fiscal years ended March 31, 2002, 2001 and 2000 concerning the compensation paid and awarded to each of the Named Executives during such fiscal years.

                           SUMMARY COMPENSATION TABLE


                                                                                                   LONG TERM
                                                         ANNUAL COMPENSATION                     COMPENSATION
                                                         -------------------                     ------------

                                                                                  OTHER ANNUAL     SECURITIES      ALL OTHER
                NAME AND                                                          COMPENSATION     UNDERLYING     COMPENSATION
           PRINCIPAL POSITION              YEAR     SALARY($)     BONUS($)(1)        ($)(2)       OPTIONS(#)(3)      ($)(4)
           ------------------              ----     ---------     -----------        ------       -------------      ------

William W. Canfield.....................   2002      $318,316      $226,875           ---            110,000        $ 35,435
Chairman, President and Chief              2001       287,500       108,750           ---             36,300          38,202
Executive Officer                          2000       257,000       156,000           ---             45,375          40,432

Craig N. Cohen..........................   2002      $185,491      $ 95,000           ---             33,000        $  4,334
Vice President -- Application Services     2001       158,750        40,000           ---             18,150           3,624
and Software, Chief Financial Officer      2000       145,000        72,500           ---             27,225           2,933
and Secretary


Michael E. Smith........................   2002      $139,310      $ 50,000           ---             11,000        $  4,050
Vice President -- Business Development     2001       120,000        25,200           ---              7,260           4,151
                                           2000       113,000        28,476           ---              7,260           2,434

--------------------------
(1) Includes bonuses earned with respect to the reported year, which were paid in the following year. The payment of bonuses is at the discretion of the Compensation Committee of the Board of Directors.

(2) The Company has not included in the Summary Compensation Table the value of incidental personal perquisites furnished by the Company to the Named Executives, since such value did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for any of such Named Executives.

(3) All amounts have been adjusted to give effect to all stock dividends and splits.

(4) Represents contributions made by the Company on behalf of the Named Executives under the Company's 401(k) Plan and $35,435 in 2002 for Mr. Canfield's premiums paid by the Company on his life insurance policies.

          Stock Option Awards. The following table presents certain information concerning stock options granted during fiscal 2002 to each of the Named Executives. All amounts have been adjusted to give effect to a 10% stock dividend in October 2001. The exercise price for all of the grants of stock options was the fair market value of the Common Stock on the dates of grant as determined by the Compensation Committee of the Board of Directors, except in the case of Mr. Canfield, for whom the exercise price was 110% of the fair market value, in accordance with the terms of the Option Plan for 10% shareholders.

                        OPTION GRANTS IN LAST FISCAL YEAR
                              INDIVIDUAL GRANTS (1)
                     --------------------------------------

                                NUMBER OF
                                 SHARES        % OF TOTAL                                     POTENTIAL REALIZABLE $ VALUE AT
                               UNDERLYING     OPTIONS GRANTED                                  ASSUMED ANNUAL RATES OF STOCK
                                 OPTIONS      TO EMPLOYEES IN     EXERCISE     EXPIRATION          PRICE APPRECIATION FOR
                                 GRANTED        FISCAL YEAR     PRICE ($/SH)      DATE                 OPTION TERM (2)
                                 -------        -----------     ------------      ----                 ---------------
            Name                                                                                  5%               10%
            ----                                                                                  --               ---
William W. Canfield......       110,000          25.5%          $ 25.20        5/10/11         $1,743,296      $3,764,490
Craig N. Cohen............       33,000           7.6%            22.91        5/10/11            598,559       1,204,917
Michael E. Smith..........       11,000           2.5%            22.91        5/10/11            199,520         401,639

-----------------
(1) Represents incentive stock options granted pursuant to the Company's 1994 Stock Option Plan. For a description of certain terms of such stock options, see "-Benefit Plans-1994 Stock Option Plan" below.

(2) As required by the rules of the SEC, potential values are stated based on the prescribed assumptions that Common Stock will appreciate in value from the date of grant to the end of the option term at the indicated rates (compounded annually) and therefore are not intended to forecast possible future appreciation, if any, in the price of Common Stock.

                  The following table sets forth, for the Named Executives, the number of shares for which stock options were exercised in fiscal 2002, the realized value or spread (the difference between the exercise price and market value on the date of exercise) and the number and unrealized spread of the unexercised options held by each at fiscal year end. All amounts have been adjusted to give effect to all stock dividends and splits.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                                                            NUMBER OF SHARES                   VALUE OF UNEXERCISED
                        NUMBER OF                        UNDERLYING UNEXERCISED                IN-THE-MONEY OPTIONS
                          SHARES       VALUE           OPTIONS AT FISCAL YEAR END             AT FISCAL YEAR-END (2)
                       ACQUIRED ON   REALIZED  -----------------------------------    ------------------------------------
NAME                     EXERCISE      $(1)    EXERCISABLE  UNEXERCISABLE    TOTAL    EXERCISABLE   UNEXERCISABLE    TOTAL
----                     --------      ----    -----------  -------------    -----    -----------   -------------    -----

William W. Canfield....   50,000     593,485     158,945       164,230     323,175   $ 1,643,860    $ 828,081      $2,471,941
Craig N. Cohen.........       --          --      48,865        59,070     107,935       491,236      351,971         843,206
Michael E. Smith......        --          --      34,741        19,690      54,431       404,255      116,140         520,395


-----------------

(1) Reflects the difference between the exercise price and the market price on the date of exercise.

(2) Reflects the difference between the exercise price and $16.00 per share, which was the closing price of the Common Stock on March 31, 2002.

                      EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth aggregate information regarding the shares of our common stock that may be issued under all of our equity compensation plans as of March 31, 2002.


                                                                                                                (c)
                                                                                                    NUMBER OF SECURITIES REMAINING
                                      (a)                               (b)                          AVAILABLE FOR FUTURE ISSUANCE
                       NUMBER OF SECURITIES TO BE ISSUED      WEIGHTED-AVERAGE EXERCISE             UNDER EQUITY COMPENSATION PLANS
                     UPON EXERCISE OF OUTSTANDING OPTIONS,   PRICE OF OUTSTANDING OPTIONS,          (EXCLUDING SECURITIES REFLECTED
     PLAN CATEGORY            WARRANTS AND RIGHTS                 WARRANTS AND RIGHTS                      IN COLUMN (a)) (1)
     -------------            -------------------                 -------------------                      ------------------

Equity compensation
plans approved by
security                              1,397,843                         $ 10.88                                1,238,231
holders..................

Equity compensation
plans not approved by
security holders.........                45,375                         $  4.82                                       -

     Total...............             1,443,218                         $ 10.69                                1,238,231

---------------
(1) 599,715 shares remain available for issuance under the 1994 Stock Option Plan, as amended; 85,040 shares remain available for issuance under the 1996 Outside Directors' Plan, as amended; and 553,476 shares remain available for issuance under the 1996 Employee Stock Purchase Plan, as amended.


SHAREHOLDER-APPROVED EQUITY COMPENSATION

                  1994 Stock Option Plan. On August 31, 1994, the Company adopted a stock option plan, that succeeded an earlier plan, that was amended and restated in July 1996 and further amended in September 1998 and September 2000 (the "1994 Stock Option Plan"), with the approval of shareholders. Under the 1994 Stock Option Plan, the Board of Directors may from time to time grant options to purchase up to 3,049,200 shares (after giving effect to all stock dividends and splits) of Common Stock to certain key employees, who will be designated by a committee selected to administer the Plan; 599,715 shares are available for future grants as of July 5, 2002. The purchase price of stock options will not be less than fair market value (110% of fair market value in the case of 10% shareholders), in the case of incentive stock options, or as determined by the committee in the case of non-qualified stock options. The purchase price may be paid in cash or, in the discretion of the committee, shares of Common Stock. Option terms will not be more than ten years (five years in the case of incentive stock options awarded to 10% shareholders). Options vest ratably over five years from the date of grant; provided, that except in the case of death, disability or termination of employment, no option may be exercised at any time unless the optionee is then an employee or an officer or director of the Company or a subsidiary and has been so continuously since the granting of the option. Notwithstanding the foregoing limitations, in the event of a Change in Control (as defined in the 1994 Stock Option Plan), options will become immediately exercisable and remain exercisable during the term thereof, notwithstanding a subsequent termination within twelve months of the date of the Change in Control. Unless earlier terminated by the Board, the 1994 Stock Option Plan will terminate on July 15, 2006.

                  1996 Employee Stock Purchase Plan. In July 1996, the Company established the 1996 Employee Stock Purchase Plan which was amended in September 1998 and September 2000 and amended and restated in May 2001 (the "1996 Employee Stock Purchase Plan" or "ESPP"), with the approval of shareholders, to provide employees of the Company with an opportunity to purchase Common Stock through payroll deductions through periodic offerings to be made during the period from January 1, 1997 to December 31, 2006. A total of 907,500 shares (after giving effect to all stock dividends and splits) of Common Stock were reserved for issuance under the ESPP, and 354,024 shares of such shares have been issued under the ESPP as of July 5, 2002. The ESPP is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code.

                  The Company generally makes one or more periodic offerings, each offering to last three months, provided that a committee of the Board of Directors will have the power to change the duration without shareholder approval, to participating employees to purchase stock under the ESPP. Employees will participate in the ESPP through authorized payroll deductions, which must exceed $20.00 per month but may not exceed 15% of the compensation such employee receives during each offering period or $25,000 in value of stock per year. Amounts
                                       9
withheld from payroll are applied at the end of each offering period to purchase shares of Common Stock. If a participant ceases his or her payroll deductions, the committee that administers the ESPP may return any cash remaining in the participant's account to the participant or allow such cash to remain in such account to be applied to the purchase of shares at the end of the then current offering period. The purchase price of the Common Stock is equal to 85% of the lower of (i) the market price of Common Stock at the beginning of the applicable offering period or (ii) the market price of Common Stock at the end of each offering period. The committee that administers the ESPP may impose reasonable administrative fees on participants to defray the costs of administering the ESPP. Fees imposed may not exceed the actual administrative costs of the ESPP.

                  In addition, the Company has established a stock option plan for its outside directors. See "--Director Compensation" above.

NON-SHAREHOLDER APPROVED EQUITY COMPENSATION

                  AGE Investments Warrant. In May 1999, we entered into an agreement with A.G. Edwards & Sons, Inc. under which they provide us with strategic advisory services. Pursuant to that agreement, we issued to AGE Investments, Inc., an affiliate of A.G. Edwards & Sons, Inc., warrants to purchase a total of 45,375 shares (after anti-dilution adjustments) of our common stock at an exercise price of $4.82 per share, which vested ratably over three years. The warrants expire on May 7, 2007. The warrants provide A.G.E. Investments certain registration rights with respect to the common stock it receives upon exercise of the warrants.

EMPLOYMENT AGREEMENTS

                  The Company has entered into employment agreements with William W. Canfield (36 months; $330,000 per year), Craig N. Cohen (24 months; $192,000 per year) and Michael E. Smith (12 months; $139,000 per year). The term of each agreement as well as each individual's current annual base salary is as noted in parenthesis next to each individual's name. Mr. Cohen's agreement was amended to increase the term to 24 months from 12 months, in May 2002. Each employment agreement will automatically be extended annually for an additional one-year period unless prior written notice is delivered to the employee or the Company by the other 90 days prior to the anniversary date of such employment agreement. Such employees are also eligible for a performance bonus based on a formula recommended by a committee of the Board of Directors and approved by the Board of Directors. Each employment agreement contains confidentiality provisions that extend indefinitely after termination of employment as well as non-solicitation and non-competition provisions that extend for one year after termination of employment.

                  If the employment agreement is terminated by the Company without "cause" (as defined in the agreement, but including, without limitation, breach by the employee of the employment agreement) or by the employee for "good reason" (as defined in the agreement, but including, without limitation, breach of the employment agreement by the Company, the reduction of salary, benefits or other perquisites provided to employee under the agreement and failure by the Company to agree to an extension of such employee's employment agreement), the Company would be obligated to pay the employee his annual base salary plus a bonus (based on their estimated bonus for the year of termination) over the period (the "Continuation Period") which is equal to the original term of his agreement and which period commences on the date of early termination of such employee, and such amount shall be payable ratably over such Continuation Period, as well as to continue his employee benefits over such Continuation Period; however, if his employment agreement is terminated otherwise, the employee is only entitled to be paid through the date of his early termination.

                  Further, if within 12 months of a "Change of Control" of the Company the employee, under certain circumstances, is terminated or resigns, (a) in the case of Mr. Canfield, he will be entitled to (i) a lump-sum cash payment equal to $1 less than three times an amount equal to the average annual compensation received by Mr. Canfield from the Company reported on his Form W-2 for the five calendar years preceding the calendar year of the Change of Control and (ii) the continuation of certain health insurance benefits for a three-year period, (b) in the case of Mr. Cohen, he will be entitled to (i) a lump-sum cash payment equal to two times his annual base salary plus, (ii) a lump sum cash payment equal to two times his anticipated annual bonus (based on their estimated bonus for the year of termination), and (c) in the case of Mr. Smith, he will be entitled to (i) a lump-sum cash payment equal to his annual base salary plus, (ii) a lump sum cash payment equal to his anticipated annual bonus (based on his estimated bonus for the year of termination), (iii) the continuation of certain health insurance and other employee benefits for a one-year period and (iv) payment for certain outplacement services. Additionally, the Company has agreed to make certain "gross-up" payments in the event any excise taxes are imposed pursuant to
Section 4999 of the Internal Revenue Code of 1986, as amended or replaced, related to the employment agreements.

                  The term "Change of Control" shall mean (i) a change of control of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date of the agreement, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, or any comparable successor provisions. Without limiting the foregoing, a "Change of Control" shall also include, without limitation, (i) the purchase or other acquisition by any person or group of beneficial ownership of 25% or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote in the election of directors, (ii) when individuals who, as of the date of the employment agreement, constitute the Board of Directors of the Company cease for any reason to constitute at least two-thirds of the Board of Directors, provided that generally persons who are approved by the incumbent Board will be deemed a member thereof, and (iii) approval by the shareholders of the Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company. The employment agreements contain an arbitration provision.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

                  The Compensation Committee of the Board of Directors, which is comprised of two non-employee directors and one employee director, administers the Company's executive compensation program. The Compensation Committee works with management to develop compensation plans for the Company and is responsible for determining the compensation of each executive officer and recommending such compensation to the Board of Directors.

                  The Company's executive compensation program is intended to align executive compensation with the Company's business objectives and the executive's individual performance and to enable the Company to attract, retain and reward executive officers who contribute, and are expected to continue to contribute, to the Company's long-term success. In establishing executive compensation, the Compensation Committee is guided by the following principles:
(i) the total compensation payable to executive officers should be sufficiently competitive with the compensation paid by other high growth companies of similar size for officers in comparable positions so that the Company can attract and retain qualified executives, and (ii) individual compensation should include components which reflect both the financial performance of the Company and the performance of the individual.

                  The compensation of the Company's executive officers consists of a combination of base salary, bonuses and equity-based compensation. In general, the Company's compensation program attempts to limit increases in salaries and favors bonuses based on operating profit and individual merit. The Compensation Committee believes that executive compensation should be designed to motivate executives to increase shareholder value and further believes that executive officers can best increase shareholder value by managing the operating profit of the Company and by conceiving, developing and positioning the leading products and services in the Company's chosen markets.

                  Compensation payments in excess of $1 million to the Chief Executive Officer or the other most highly compensated executive officers are subject to a limitation of deductibility for the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended. Certain performance-based compensation is not subject to the limitation on deductibility. The Compensation Committee does not expect compensation to exceed deductibility limits, except potentially with respect to exercises of previously awarded stock options. In the last fiscal year, a portion of the gain realized by the Chief Executive Officer upon exercise of his stock options was non-deductible. The Company expects to seek to qualify future compensation awards under Section 162(m) to the extent practicable while maintaining competitive compensation packages.

BASE SALARY

                  The Compensation Committee sets the base salary for executives annually on a subjective basis, based upon a review of published salaries for comparable positions at similarly sized companies, historical compensation levels of the Company's executives and the individual performance of the executives in the preceding year. The comparable companies are some of those that are included in the industry index in the attached performance graph. In fiscal 2002, the base salaries of the executive officers were increased at an average rate of 10%. The committee believes that the executive salaries are average for the industry.

MERIT BONUS PROGRAM

                  Each year the Compensation Committee adopts management incentive plans for the executive officers, which reflect the Compensation Committee's belief that a portion of each executive officer's compensation should be tied to the achievement by the Company of its profit goals and by each executive officer of his individual objectives as determined by the Compensation Committee. The Board of Directors at the beginning of the fiscal year approved merit bonus goals, based upon the operating plan for fiscal 2002. At the end of the year, the Compensation Committee allocated merit bonuses to individual executives, based on the executive's performance relative to his or her performance objectives, which consist of earnings per share targets. Under the plans, executive officers were entitled to receive an average bonus of approximately 64% of base salary if the Company achieved its goals for fiscal 2002 and the individual executive met or exceeded his objectives. In fiscal 2002, the executive officers received an average bonus of 58% of base salary, based on the achievement of the targeted goals. The committee believes that the executive merit bonuses are average for the industry.

STOCK-BASED COMPENSATION

                  Awards of stock options under the Company's stock option plans are intended to closely tie the long-term interests of the Company's executives and its shareholders and to assist in the retention of executives. The Compensation Committee selects the executive officers, if any, to receive stock options and determines the number of shares subject to each option. However, all grants of stock options are ultimately authorized by the Company's full Board of Directors. The Compensation Committee's determination of the size of option grants is generally intended to reflect an executive's position with the Company and his or her contributions to the Company, without regard to his or her existing stock ownership. Options generally have a five-year vesting period to encourage key employees to continue in the employ of the Company. The Compensation Committee reviews the outstanding unvested options of the key executives from time to time and may grant additional options to encourage the retention of key executives. Options for 154,000 shares were granted to executive officers in fiscal 2002, to reward the executive officers for their performance in fiscal 2001 and to establish appropriate incentives for these key executives. The committee believes that the executive stock based compensation is average for the industry.

CHIEF EXECUTIVE OFFICER COMPENSATION

                  The Chief Executive Officer's compensation generally is based on the same policies and criteria as the other executive officers. Although Mr. Canfield is a member of the Compensation Committee, he does not participate in deliberations concerning his own compensation or in setting his performance objectives or goals. Mr. Canfield's base salary for 2002 was increased by approximately 8.6% over his 2001 salary based upon the extent to which the Company achieved its earnings per share goals in 2001 and the Compensation Committee's view of Mr. Canfield's role in that achievement. Mr. Canfield received a merit bonus of $226,875 and a 110,000 stock option award in fiscal 2002 in recognition of his performance in fiscal 2002, including the Company earnings performance, and to provide proper incentive for future performance.

                                     ******

                  The following directors, who were members of the Compensation Committee on March 31, 2001, provide the foregoing report:

                               William W. Canfield
                                 Richard F. Ford
                           Eugene M. Toombs, Chairman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

                  Mr. Canfield is the Chairman, President and Chief Executive Officer of the Company. Although Mr. Canfield is a member of the Compensation Committee, he does not participate in deliberations concerning his own compensation or in setting his performance objectives or goals.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                  In August 2001, the Company completed an underwritten public offering of 2,950,000 shares of its Common Stock, including 200,000 shares by William W. Canfield, Chairman, President and Chief Executive Officer, resulting in gross proceeds to the Company of $83.1 million, net of underwriting discounts. Mr. Canfield received proceeds of $6.1 million, net of underwriting discounts. Pursuant to registration rights granted to Mr. Canfield, the Company paid the expenses of the registration of his shares, other than underwriting discounts and commissions applicable to such shares.

                  The Company is required to indemnify, and is indemnifying, Mr. Canfield, Mr. Craig N. Cohen, our Vice President -- Application Services and Software, Chief Financial Officer and Secretary, and Mr. Richard F. Ford, one of our directors, in connection with several lawsuits filed against Messrs. Canfield, Cohen and Ford and us in relation to our 2001 secondary offering of common stock, provided they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company.

                             AUDIT COMMITTEE REPORT

                  We have reviewed and discussed the Company's audited financial statements for the year ended March 31, 2002 with management and have discussed with KPMG LLP, certified public accountants, the independent auditors and accountants for the Company, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) with respect to those statements. We have been advised of the content of, and have received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and have discussed with KPMG LLP its independence. Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended March 31, 2002 to be filed with the Securities and Exchange Commission.

                  Messrs. Ford, LaBarge (Chairman) and Yoakum comprised the audit committee. All are independent as defined in Rule 4200 (a)(14) of the NASD. The Board of Directors has adopted a written charter for the Audit Committee. The information in this Audit Committee report shall not be deemed to be soliciting material, or be filed with the SEC or subject to Regulation 14A or 14C or to liabilities of Section 18 of the Securities Act, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates these paragraphs by reference.

                  The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's auditors are in fact "independent."

                                 Richard F. Ford
                           Craig E. LaBarge, Chairman
                                M. Stephen Yoakum

                                PERFORMANCE GRAPH

                  The following graph sets forth a comparison for the period beginning March 31, 1997 and ending March 31, 2002, of the cumulative total return on a $100.00 investment in the Company's Common Stock, based on the market price of the Common Stock, with the cumulative total return, assuming reinvestment of dividends, on an investment of $100.00 for the same period in companies on the Nasdaq Stock Market (U.S.) and on the Nasdaq Computer and Data Processing Index. The indices are included for comparative purposes only. They do not necessarily reflect management's opinion that such indices are an appropriate measure of the relative performance of the Company's Common Stock and are not intended to forecast or be indicative of future performance of the Common Stock.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
          AMONG TALX CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
                AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX


                                    [GRAPH]


                                                                   Cumulative Total Return
                                                    -----------------------------------------------------
                                                      3/97     3/98     3/99     3/00     3/01     3/02
TALX CORPORATION                                     100.00    62.90    83.87   245.16   527.48   377.91
NASDAQ STOCK                                         100.00   151.57   204.77   380.94   152.35   153.42
MARKET (U.S.) NASDAQ COMPUTER & DATA PROCESSING      100.00   174.88   284.80   512.60   174.36   177.62



* $100 Invested on 3/31/97 in stock or index-including reinvestment of dividends.
Fiscal year ending March 31.

              II. RATIFICATION OF APPOINTMENT INDEPENDENT AUDITORS


                  KPMG LLP was the auditing firm for the fiscal year ended March 31, 2002, and the Company has selected this firm as auditors for the year ending March 31, 2003. Although we are not required to submit this appointment to a vote of the shareholders, the Board continues to believe it appropriate as a matter of policy to request that the shareholders ratify the appointment of KPMG LLP as principal independent auditors. If the shareholders do not ratify the appointment, the Audit Committee will investigate the reasons for shareholder rejection and the Board will reconsider the appointment. Even if the appointment is ratified, the Board and the Audit Committee in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

                  KPMG LLP has advised the Company that no material relationship exists between KPMG LLP or any of its partners and the Company and that it is independent from the Company in all respects. The Audit Committee of the Board of Directors has considered the non-audit services provided to the Company by KPMG LLP and believes such are compatible with maintaining such firm's independence. A representative of KPMG LLP is expected to be present at the 2002 Annual Meeting to respond to appropriate questions and to make a statement if such representative so desires.

                  Audit Fees. The aggregate fees billed by KPMG LLP in connection with the audit of the Company's consolidated financial statements for the fiscal year ended March 31, 2002, and the review of quarterly financial statements included in the Company's Forms 10-Q, were $90,500.

                  Financial Information Systems Design and Implementation Fees. KPMG LLP did not provide any financial information systems design and implementation services to us during the fiscal year ended March 31, 2002.

                  All Other Fees. The aggregate fees billed by KPMG LLP for other services rendered during the year ended March 31, 2002 amounted to $409,395, including $348,800 billed for audit related services in conjunction with the Company's follow-on equity offering and its three acquisitions, and $60,595 billed for income tax compliance services.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF SUCH APPOINTMENT.

                                   III. VOTING

                  The affirmative vote of the holders of a majority of the shares of the Company's Common Stock entitled to vote which are present in person or represented by proxy at the 2002 Annual Meeting is required to elect a director, to ratify the appointment of independent auditors and to act on any other matters properly brought before the meeting. Shares represented by proxies which are marked "withhold authority" with respect to the election of the nominees for election as directors, proxies which are marked "abstain" with respect to the ratification of the appointment of the independent auditors, and proxies which are marked to deny discretionary authority on other matters will be counted for the purpose of determining the number of shares represented by proxy at the meeting. Such proxies will thus have the same effect as if the shares represented thereby were voted against such nominees, against the ratification of the appointment of the independent auditors and against such other matters, respectively. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. If no specification is made on a duly executed proxy, the proxy will be voted FOR the election of the directors nominated by the Board of Directors, FOR the ratification of the appointment of the independent auditors and in the discretion of the persons named as proxies on such other business as may properly come before the meeting or any adjournment or postponement thereof.

                  The Company knows of no other matters to come before the meeting. However, if any other matters properly come before the meeting or any postponement or adjournment thereof, the proxies solicited hereby will be voted on such matters in accordance with the judgment of the persons voting such proxies.

                            IV. SHAREHOLDER PROPOSALS

                  The Company must receive proposals of Shareholders, intended to be presented at the 2003 Annual Meeting, currently scheduled to be held on September 4, 2003, by April 4, 2003 for inclusion in the Company's proxy statement and proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

                  In order for a Shareholder to nominate a candidate for director, under the Company's Bylaws, timely notice of the nomination must be given to the Company in advance of the meeting. Ordinarily, such notice must be given not less than 90 nor more than 120 days before the first anniversary of the preceding year's annual meeting (or between May 8, 2003 and June 7, 2003 for the 2003 Annual Meeting); provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, then the Shareholder must give such notice not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of such meeting is first made. In certain cases, notice may be delivered later if the number of directors to be elected to the Board of Directors is increased. The Shareholder filing the notice of nomination must describe various matters as specified in the Company's Bylaws, including such information as name, address, occupation, and number of shares held.


                  In order for a Shareholder to bring other business before a Shareholder meeting, timely notice must be given to the Company within the time limits described above. Such notice must include a description of the proposed business, the reasons therefore and other matters specified in the Company's Bylaws. The Board or the presiding officer at the Annual Meeting may reject any such proposals that are not made in accordance with these procedures or that are not a proper subject for Shareholder action in accordance with applicable law. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority. These requirements are separate from and in addition to the requirements a Shareholder must meet to have a proposal included in the Company's proxy statement.

                  In each case the notice must be given to the Secretary of the Company, whose address is 1850 Borman Court, St. Louis, Missouri 63146. Any Shareholder desiring a copy of the Company's Restated Articles of Incorporation, as amended, or Bylaws will be furnished a copy without charge upon written request to the Secretary.

                                  MISCELLANEOUS

                  Even if you plan to attend the meeting in person, please complete, sign, date and return the enclosed proxy promptly. Should you attend the meeting, you may revoke the proxy and vote in person. A postage-paid, return-addressed envelope is enclosed for your convenience. No postage need be affixed if mailed in the United States. Your cooperation in giving this your immediate attention will be appreciated.


                                            By Order of the Board of Directors



                                            Craig N. Cohen, Secretary

St. Louis, Missouri
July 22, 2002

                                                      PLEASE MARK YOUR
                                                      VOTES AS INDICATED   [X]
                                                      IN THIS EXAMPLE

1. Election of Two Directors for terms expiring in 2005.                    2. Proposal to ratify the appointment of KPMG LLP
   Nominees: 01 William W. Canfield and 02 Richard F. Ford                     as independent auditor of the Company for the
                                                                               2003 fiscal year.
          FOR                        WITHHOLD AUTHORITY
    nominees listed              to vote for all nominee(s)
                                          listed                                    FOR        AGAINST        ABSTAIN
          [ ]                              [ ]                                      [ ]          [ ]            [ ]



(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,         The undersigned hereby acknowledges receipt of the
STRIKE A LINE THROUGH THE NOMINEE'S NAME ON THE LIST ABOVE.)                    2002 Annual Report to Shareholders and the Notice
                                                                                of said Annual Meeting and accompanying Proxy
                                                                                Statement.

                                                                                Dated this  ______ day of:  _________________, 2002

                                                                                Signature
                                                                                         -------------------------------------------

                                                                                Signature
                                                                                         -------------------------------------------

                                                                                Please sign exactly as name(s) appear on this
                                                                                proxy card. (If Stock is owned in joint names,
                                                                                both owners must sign, or if owned by a
                                                                                corporation, partnership or trust this Proxy must
                                                                                be signed by an authorized officer, partner or
                                                                                trustee.) If the address at left is incorrect,
                                                                                please write in the correct information.

STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THIS PROXY IN THE
ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

------------------------------------------------------------------------------------------------------------------------------------
                                                    /\ FOLD AND DETACH HERE /\


PROXY

                                TALX CORPORATION.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints William W. Canfield and Richard F. Ford, or either of them, the true and lawful attorneys in fact, agents and proxies of the undersigned to represent the undersigned at the Annual Meeting of the Shareholders of TALX CORPORATION (the "Company") to be held on Thursday, September 5, 2002, commencing at 2:00 p.m., St. Louis time, at the Ritz-Carlton of St. Louis, 100 Carondelet Plaza, St. Louis, Missouri, and at any postponement or adjournment of said meeting, and to vote all the shares of Common Stock of the Company standing on the books of the Company in the name of the undersigned on July 5, 2002 as specified below and, in the discretion of any such person, on such other business as may properly come before the meeting and any postponement or adjournment thereof.

     THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL SAID NOMINEES AS DIRECTORS AND FOR PROPOSAL 2 AND, IN THE DISCRETION OF THE PROXIES, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

     Please sign as registered, date and return promptly in the enclosed envelope to: TALX Corporation, P.O. Box 3835, South Hackensack, NJ 07076-9535


             (Continued and to be signed and dated on reverse side)

--------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\

     YOU CAN NOW ACCESS YOUR TALX CORPORATION ACCOUNT ONLINE.

Access your TALX Corporation shareholder account online via Investor ServiceDirect(SM) (ISD).

Mellon Investor Services LLC, agent for TALX Corporation, now makes it easy and convenient to get current information on your shareholder account. After a simple, and secure process of establishing a Personal Identification Number
(PIN), you are ready to log in and access your account to:

 - View account status                  - View payment history for dividends

 - View certificate history             - Make address changes

 - View book-entry information          - Obtain a duplicate 1099 tax form

                                        - Establish/change your PIN

              VISIT US ON THE WEB AT HTTP://WWW.MELLONINVESTOR.COM
                AND FOLLOW THE INSTRUCTIONS SHOWN ON THIS PAGE.


STEP 1: FIRST TIME USERS - ESTABLISH A PIN

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) available to establish a PIN.

INVESTOR SERVICEDIRECT(SM) IS CURRENTLY ONLY AVAILABLE FOR DOMESTIC INDIVIDUAL AND JOINT ACCOUNTS.

- SSN
- PIN
- Then click on the ESTABLISH PIN button


Please be sure to remember your PIN, or maintain it in a secure place for future reference.


STEP 2: LOG IN FOR ACCOUNT ACCESS

You are now ready to log in. To access your account please enter your:

- SSN
- PIN
- Then click on the SUBMIT button

If you have more than one account, you will now be asked to select the appropriate account.


STEP 3: ACCOUNT STATUS SCREEN


You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

- Certificate History
- Book-Entry Information
- Issue Certificate
- Payment History
- Address Change
- Duplicate 1099



              FOR TECHNICAL ASSISTANCE CALL 1-877-978-7778 BETWEEN
                       9AM-7PM MONDAY-FRIDAY EASTERN TIME